Exhibit 99.1

eFFECTOR Therapeutics Reports Third Quarter 2021 Financial Results and Provides Corporate Update

•	Continuing to enroll patients in Phase 2b KICKSTART study of tomivosertib in combination with pembrolizumab, a U.S. Food and Drug Administration (FDA) approved PD-1 inhibitor

•	Selected recommended Phase 2 dose (RP2D) of zotatifin for continued development for patients with certain solid tumors

•	Commenced enrollment in Phase 2a indication-specific expansion cohorts of zotatifin study

•	Debuted as publicly-traded next-generation oncology company under symbol EFTR

San Diego, CA – November 8, 2021 – eFFECTOR Therapeutics (NASDAQ: EFTR), a leader in the development of selective translation regulator inhibitors (STRIs) for the treatment of cancer, today reported financial results for the third quarter ended September 30, 2021 and provided a corporate update.

“We have achieved significant milestones this year as we continue to advance clinical development of our novel STRIs,” said Steve Worland, Ph.D., president, and chief executive officer of eFFECTOR. “I am proud of the team’s accomplishments to date and look forward to building on our earlier clinical findings as we advance toward our goal of commercializing STRI’s for the treatment of multiple types of cancer. For our lead program, tomivosertib, we commenced dosing in our randomized Phase 2b KICKSTART trial for frontline extension and frontline cohorts in non-small cell lung cancer (NSCLC) in combination with pembrolizumab. With our second clinical stage asset, zotatifin, we are initiating several Phase 2a expansion cohorts in certain breast cancer and lung cancer patients. We are also investigating zotatifin in a DARPA-funded Phase 1b trial in COVID. We look forward to multiple data readouts across our pipeline, including two Phase 2b readouts with tomivosertib and multiple Phase 2a readouts from zotatifin.”

Pipeline Highlights

Tomivosertib (eFT508): eFFECTOR’s wholly-owned, highly selective MNK inhibitor designed to enhance anti-tumor activity by stimulating activation, preventing exhaustion and prolonging the memory of T cells.

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Enrollment in Phase 2b KICKSTART study continues: In June 2021, the company dosed its first patient in its Phase 2b KICKSTART study, a randomized, double-blind, placebo-controlled trial enrolling 120 patients with NSCLC to assess the safety and efficacy of tomivosertib in combination with pembrolizumab, an FDA approved PD-1 inhibitor. The two-pronged study evaluates tomivosertib versus placebo as a frontline combination therapy with pembrolizumab or as an extension of frontline therapy at the first radiographic progression on pembrolizumab therapy alone. The company expects to report topline data from the frontline extension and frontline cohorts in the first and second half of 2022, respectively.

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Enrollment in SU2C Breast Cancer Trial continues: Tomivosertib is being evaluated in an ongoing Phase 2a clinical trial in patients with metastatic breast cancer in combination with paclitaxel chemotherapy in a study led by Professor Nahum Sonenberg Ph.D., Gilman Cheney Chair in Biochemistry at McGill University. eFFECTOR is supplying tomivosertib capsules for this trial, and all other costs are fully funded through a grant from Stand Up to Cancer (SU2C) Canada. The primary objectives of this trial are to assess clinical safety of tomivosertib alone and in combination with paclitaxel in breast cancer patients and to assess changes in pharmacodynamic biomarkers as an indication of biological activity with tomivosertib treatment. A secondary objective is to assess clinical activity as measured by Overall Response Rate and Clinical Benefit Rate.

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Published Preclinical Data Demonstrating Role of MNK and eIF4E in Regulating Tumor Growth: In July 2021, the company reported data highlighting the role of eukaryotic translation initiation factor 4E (“eIF4E”), and its activating kinase MNK, in the peer-reviewed journal Cell Reports. The published research, which provides insight into the potential of eIF4E inhibition for the treatment of cancer, was conducted at the University of California, San Francisco in collaboration with eFFECTOR. The data showed that jointly inhibiting Bcl-xL while blocking activation of eIF4E using the company’s MNK inhibitor, tomivosertib, could be a promising approach for treating cancer.

Zotatifin (elF4Ai): a potent and selective mRNA helicase inhibitor designed to downregulate key oncoproteins and cell cycle proteins that drive tumor growth and resistance.

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Selected RP2D in conjunction with completing Phase 1 portion of Phase 1/2 clinical trial of zotatifin in patients with certain solid tumors: In June 2021, based on an evaluation of data from the Phase 1 dose-escalation portion of a Phase 1/2 clinical trial, the company selected 0.07 mg/kg given on Day 1 and Day 8 of a 21-day cycle, a dose at which no DLTs were observed, as the recommended Phase 2 dose.

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Enrollment in Phase 2a expansion study continues: Following completion of the Phase 1 portion of the trial, the company is currently enrolling patients in Phase 2a indication-specific expansion cohorts. The primary objectives of the Phase 2a cohorts are to further characterize safety and preliminary efficacy in biomarker-specific patient populations. The company plans to enroll up to six cohorts as either monotherapy or combination therapy in breast cancer and lung cancer indications, including estrogen receptor positive (ER+) breast cancer and KRAS mutant (KRASmut) NSCLC. The company expects to announce data from one or more cohorts in the Phase 2a expansion study in the first half of 2022.

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First patient dosed in a study evaluating zotatifin as potential host-directed anti-viral therapy in patients with mild to moderate COVID-19: In July 2021, the company announced that the first patient has been dosed in a Phase 1b trial evaluating zotatifin as an anti-viral agent in an outpatient setting for those with mild to moderate COVID-19 disease. The cost of this study is fully supported by a $5.0 million cooperative agreement from the Defense Advanced Research Projects Agency (DARPA) and Defense Health Agency (DHA) and is being conducted in collaboration with the Quantitative Biosciences Institute (QBI) at University of California, San Francisco (UCSF).

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Positive Data at 2021 AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics: In October 2021, Baylor College of Medicine presented preclinical data in triple-negative breast cancer (TNBC) animal models at the AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics. The anti-tumor data presented supports expansion of zotatifin development into TNBC, a segment of breast cancer with particularly high unmet medical need.

Business Highlights

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Debuted as publicly traded next-generation oncology company: On August 25, 2021, eFFECTOR completed its business combination with Locust Walk Acquisition Corp. (NASDAQ: LWAC). The resulting combined company was renamed “eFFECTOR Therapeutics, Inc.” and commenced trading its shares and warrants under the symbols “EFTR” and “EFTRW”, respectively, on the Nasdaq Capital Market.

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Appointed Barbara Klencke to Board of Directors: In November 2021, eFFECTOR announced the appointment of Barbara Klencke, M.D., to its Board of Directors. Dr. Klencke brings over 28 years of experience in oncology across strategic roles at biopharmaceutical companies and leading academic institutions, and currently serves as Chief Medical Officer and Chief Development Officer of Sierra Oncology.

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Gross cash proceeds of approximately $65.9 million resulting from the business combination: eFFECTOR expects that the net cash following the transaction will allow it to readout topline data from the ongoing Phase 2b KICKSTART trial evaluating tomivosertib in combination with pembrolizumab in patients with metastatic non-small cell lung cancer (“NSCLC”), as well as readout initial overall response rate (“ORR”) data from the ongoing Phase 2a dose-expansion cohorts evaluating zotatifin in patients with certain biomarker-positive solid tumors, including ER+ breast cancer and KRAS-mutant NSCLC.

Third Quarter 2021 Financial Results

•	Cash Position: The company had cash and cash equivalents of $54.8 million as of September 30, 2021, compared to $15.2 million as of December 31, 2020.

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Revenue: Revenue was $0.4 million for the quarter ended September 30, 2021, compared to $0.6 million for the same quarter of 2020. Revenue in the quarter ended September 30, 2021 consisted of grant revenue in connection with the company’s subaward from UCSF under a grant from DARPA to investigate new COVID-19 treatments. Revenue in the quarter ended September 30, 2020 consisted of collaboration revenue in connection with the company’s license agreement with Pfizer.

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Research and Development (R&D) Expenses: R&D expenses were $5.0 million for the quarter ended September 30, 2021, compared to $6.8 million for the same quarter of 2020. This decrease was primarily due to lower external development expenses associated with both the tomivosertib and zotatifin programs, partially offset by an increase in personnel related and non-cash stock compensation expenses. The decrease in external development expenses was primarily attributable to certain pre-clinical activities for the tomivosertib program and scale up of the zotatifin program, both of which occurred in the 2020 period. R&D expenses included approximately $0.9 million and $0.1 million of non-cash stock compensation expense in the quarters ended September 30, 2021 and 2020, respectively.

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General and Administrative (G&A) Expenses: G&A expenses were $4.1 million for the quarter ended September 30, 2021, compared to $1.1 million for the same quarter of 2020. This increase was primarily due to an increase in non-cash stock compensation expense, public company related expenses, and personnel related expenses. G&A expenses included approximately $1.5 million and less than $0.1 million of non-cash stock compensation expense in the quarters ended September 30, 2021 and 2020, respectively.

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Other Income (Expense): Other income was $17.6 million for the quarter ended September 30, 2021, which consisted primarily of $17.8 million in income related to the change in fair value of the company’s share earn-out liability. The fair value of the share earn-out liability of $61.0 million at the closing date of the business combination, was remeasured at $43.3 million as of September 30, 2021. Other expense was $0.3 million for the quarter ended September 30, 2020, which primarily consisted of interest expense associated with the company’s term loan.

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Net Income (Loss): Net income was $8.9 million, or $0.53 per basic share and $0.42 per diluted share, for the quarter ended September 30, 2021 as compared to net loss of $7.6 million, or a net loss of $5.29 per basic and diluted share, for the same quarter of 2020. Net income attributable to common stockholders for the quarter ended September 30, 2021 was adjusted by approximately $0.4 million related to a gain on the change in fair value of the company’s private placement warrants.

About eFFECTOR Therapeutics

eFFECTOR is a clinical-stage biopharmaceutical company focused on pioneering the development of a new class of oncology drugs referred to as STRIs. eFFECTOR’s STRI product candidates target the eIF4F complex and its activating kinase, mitogen-activated protein kinase interacting kinase (MNK). The eIF4F complex is a central node where two of the most frequently mutated signaling pathways in cancer, the PI3K-AKT and RAS-MEK pathways, converge to activate the translation of select mRNA into proteins that are frequent culprits in key disease-driving processes. Each of eFFECTOR’s product candidates is designed to act on a single protein that drives the expression of multiple functionally related proteins, including oncoproteins and immunosuppressive proteins in T cells, that together control tumor growth, survival and immune evasion. eFFECTOR’s lead product candidate, tomivosertib, is a MNK inhibitor currently being evaluated in KICKSTART, a randomized, double-blind, placebo-controlled Phase 2b trial of tomivosertib in combination with pembrolizumab in patients with metastatic non-small cell lung cancer (NSCLC). Zotatifin, eFFECTOR’s inhibitor of eIF4A, is currently being evaluated in Phase 2a expansion cohorts in certain biomarker-positive solid tumors, including ER+ breast cancer and KRAS-mutant NSCLC. eFFECTOR has a global collaboration with Pfizer to develop inhibitors of a third target, eIF4E. In addition to the company’s oncology focus, zotatifin is being evaluated as a potential host-directed anti-viral therapy in patients with mild to moderate COVID-19 in collaboration with the University of California, San Francisco, under a $5 million grant sponsored by the Defense Advanced Research Projects Agency.

Forward-Looking Statements

eFFECTOR cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on our current beliefs and expectations and include, but are not limited to: the future clinical development of our product candidates, including expectations on enrollment and the timing of reporting data from ongoing clinical trials; the potential therapeutic benefits of our product candidates; and the sufficiency of our capital resources to allow clinical trial data readouts. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: potential delays in the commencement, enrollment and completion of clinical trials; disruption to our operations from the COVID-19 pandemic, including clinical trial and manufacturing delays; our dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the results of preclinical studies and early clinical trials are not necessarily predictive of future results; the success of our clinical trials and preclinical studies for our product candidates is uncertain; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of our product candidates that may limit their development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; our ability to obtain and maintain intellectual property protection for our product candidates; we may use its capital resources sooner than it expects; and other risks described in our prior filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our most recent quarterly report on Form 10-Q and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

eFFECTOR Therapeutics, Inc.

Condensed Balance Sheets

(in thousands)

(Unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$54,768	$15,216
Prepaid expenses and other current assets	4,173	1,362

Total current assets	58,941	16,578

Property and equipment, net	21	34
Operating lease right-of-use assets	24	92
Other assets	950	—

Total assets	$59,936	$16,704

Liabilities, convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable	$321	$347
Accrued expenses	2,748	1,984
Warrant liability	—	433
Term loans, net	—	5,907
Earn-out liability	43,250	—
Lease liabilities, current portion	28	108

Total current liabilities	46,347	8,779

Non-current term loans, net	18,663	6,946
Accrued final payment on term loans	1,100	—
Non-current warrant liability	1,495	—

Total liabilities	67,605	15,725

Series A convertible preferred stock	—	46,567
Series B convertible preferred stock	—	51,084
Series C convertible preferred stock	—	35,573
Stockholders’ deficit:
Common stock	4	—
Additional paid-in capital	132,277	4,454
Accumulated deficit	(139,950)	(136,699)

Total stockholders’ deficit	(7,669)	(132,245)

Total liabilities, convertible preferred stock, and stockholders’ deficit	$59,936	$16,704

eFFECTOR Therapeutics, Inc.

Condensed Statement of Operations and Comprehensive Income (Loss)

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Collaboration revenue	$—	$574	$—	$41,958
Grant revenue	427	—	1,119	—

Total revenue	427	574	1,119	41,958
Operating expenses:
Research and development	5,022	6,780	13,562	17,231
General and administrative	4,119	1,063	7,052	3,289

Total operating expenses	9,141	7,843	20,614	20,520

Operating (loss) income	(8,714)	(7,269)	(19,495)	21,438

Other income (expense)	17,593	(335)	16,244	(1,022)

Income (loss) before income taxes	8,879	(7,604)	(3,251)	20,416
Income tax expense	—	5	—	351

Net income (loss) and comprehensive income (loss)	8,879	(7,609)	(3,251)	20,065
Income allocable to participating securities	—	—	—	(19,502)

Net income (loss) attributable to common shareholders	$8,879	$(7,609)	$(3,251)	$563

Net income (loss) per share attributable to common shareholders:
Basic	$0.53	$(5.29)	$(0.49)	$0.40

Diluted	$0.42	$(5.29)	$(0.49)	$0.39

Weighted-average common shares outstanding:
Basic	16,701,967	1,438,584	6,588,282	1,398,954

Diluted	20,067,715	1,438,584	6,588,282	2,505,240

Contacts:

Investors:

Stephanie Carrington

ICR Westwicke

646-277-1282

Stephanie.Carrington@westwicke.com

Media:

Heidi Chokeir, Ph.D.

Canale Communications

619-203-5391

heidi.chokeir@canalecomm.com